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EXHIBIT 99.1

LIPPER RANKINGS AS OF MARCH 31, 2007

        The table below presents Lipper Relative Investment Performance for each of the Janus Investment Funds for the 1-year, 3-year, 5-year, and 10-year and Since PM Inception periods. Lipper Inc.—A Reuters Company, is a nationally recognized organization that ranks the performance of mutual funds within a universe of funds that have similar investment objectives. Rankings are historical with capital gains and dividends reinvested. If an expense waiver was in effect, it may have had a material effect on the total return or yield for the period. The data presented reflects past performance, which is no guarantee of future results.

Janus Investment Fund ("JIF")

			Lipper Rankings Based on Total Returns as of 3/31/07
			1-Year		3-Year		5-Year		10-Year		Since PM Inception
	PM Inception	Lipper Category	Percentile Rank (%)	Rank/ Total Funds	Percentile Rank (%)	Rank/ Total Funds	Percentile Rank (%)	Rank/ Total Funds	Percentile Rank (%)	Rank/ Total Funds	Percentile Rank (%)	Rank/ Total Funds
Growth Funds
Janus Fund	Jan-06	Large-Cap Growth Funds	7	47/722	16	97/613	33	163/503	40	76/190	6	42/711
Janus Twenty Fund(1)	Aug-97	Large-Cap Growth Funds	3	15/722	1	1/613	1	3/503	2	2/190	2	4/225
Janus Research Fund	Jan-06	Large-Cap Growth Funds	2	14/722	3	13/613	7	32/503	2	3/190	3	17/711
Janus Orion Fund	Jun-00	Multi-Cap Growth Funds	12	55/493	2	6/396	5	15/319	—	—	31	68/225
Janus Enterprise Fund	Jan-02	Mid-Cap Growth Funds	9	53/622	9	42/497	8	29/394	48	77/161	12	45/386
Janus Venture Fund(1)	Jan-01	Small-Cap Growth Funds	2	6/534	5	18/438	7	23/368	27	39/146	17	53/319
Janus Global Research Fund	Feb-05	Multi-Cap Growth Funds	4	18/493	—	—	—	—	—	—	2	6/418
Janus Triton Fund	Jun-06	Small-Cap Growth Funds	21	108/534	—	—	—	—	—	—	‡
Core Funds
Janus Growth and Income Fund	Dec-03	Large-Cap Core Funds	98	779/800	19	125/669	29	163/567	3	7/253	20	127/656
Janus Contrarian Fund	Feb-00	Multi-Cap Core Funds	1	5/893	1	1/656	1	2/476	—	—	11	36/331
Janus Balanced Fund	Apr-05	Mixed-Asset Target Alloc. Mod. Funds	69	291/423	21	63/312	40	84/212	6	6/112	16	60/383
Janus Fundamental Equity Fund	Apr-05	Large-Cap Core Funds	94	751/800	2	10/669	7	35/567	1	2/253	4	23/739
INTECH Risk-Managed Stock Fund	Feb-03	Multi-Cap Core Funds	57	503/893	15	98/656	—	—	—	—	29	158/559
Global/ International Funds
Janus Overseas Fund	Jun-03	International Funds	1	3/986	1	1/807	7	41/668	4	11/278	1	1/749
Janus Worldwide Fund	Jun-04	Global Funds	32	128/402	94	284/302	97	231/238	74	74/100	79	242/306
Janus Global Technology Fund	Jan-06	Science & Technology Funds	24	69/288	30	77/262	49	119/242	—	—	31	88/288
Janus Global Life Sciences Fund	Dec-98	Health/ Biotechnology Funds	84	148/177	43	67/158	50	70/139	—	—	37	18/48

Janus Global Opportunities Fund	Jun-01	Global Funds	63	251/402	92	276/302	75	179/238	—	—	23	49/213
Value Funds
Janus Mid Cap Value Fund—Inv(2)	Aug-98	Mid-Cap Value Funds	48	143/299	59	136/230	43	75/176	—	—	6	4/68
Janus Small Cap Value Fund—Inv.(1,2)	Feb-97	Small-Cap Core Funds	22	154/711	70	378/546	79	342/435	15	20/136	14	18/132
Income Funds
Janus Flexible Bond Fund	Dec-91	Intermediate Inv Grade Debt Funds	35	181/517	55	241/438	16	60/379	33	57/172	4	2/54
Janus High-Yield Fund	Dec-03	High Current Yield Funds	31	135/445	41	155/382	67	210/315	16	20/126	43	160/376
Janus Short-Term Bond Fund	Jun-03	Short Investment Grade Debt Funds	55	131/241	41	81/200	43	62/146	39	31/80	25	45/181
Janus Federal Tax-Exempt Fund	Feb-05	General Muni Debt Funds	48	116/241	72	167/233	67	145/217	83	114/137	50	116/234
Asset Allocation Funds
Janus Smart Portfolio-Growth	Dec-05	Mixed-Asset Target Alloc. Growth Funds	11	66/611	—	—	—	—	—	—	8	47/601
Janus Smart Portfolio-Moderate	Dec-05	Mixed-Asset Target Alloc. Mod. Funds	18	75/423	—	—	—	—	—	—	10	39/417
Janus Smart Portfolio-Conservative	Dec-05	Mixed-Asset Target Alloc. Cons. Funds	11	38/364	—	—	—	—	—	—	4	12/343
	Percent of JIF Funds per Lipper Quartile based on Total Returns
	1-Year	3-Year	5-Year	10-Year	Since PM Inception
1st Quartile	55.6%	54.5%	42.9%	53.3%	73.1%
2nd Quartile	18.5%	18.2%	33.3%	33.3%	23.1%
3rd Quartile	14.8%	18.2%	14.3%	6.7%	0.0%
4th Quartile	11.1%	9.1%	9.5%	6.7%	3.8%

Notes:

(1)
Closed to new investors.

(2)
Ranking is for the investor share class only; other classes may have different performance characteristics.

‡
The Fund's since PM-Inception ranking is not available.

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  EXHIBIT 99.1
LIPPER RANKINGS AS OF MARCH 31, 2007